                                                                    EXHIBIT 23.3


       [Holditch - Reservoir Technologies Consulting Services Letterhead]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors
Miller Exploration Company
P.O. Box 348
Traverse City, MI  49685

We hereby consent to the references to our firm (previously S.A. Holditch & Associates) and to our reserve estimates contained in the Annual Report on Form 10-K of Miller Exploration Company for the year ended December 31, 2001. Our estimates of the proved reserves of Miller Exploration Company are contained in our report entitled "Miller Interests in 18 Antrim Shale Gas Projects, As of January 1, 1999". We hereby consent to the incorporation by reference of our estimates contained in the Annual Report on Form 10-K into Miller Exploration Company's Registration Statement on Forms S-8, to be filed on or about August 30, 2002.

                            Holditch-Reserve Technologies Consulting Services


                            By:    /s/ Michael D. Zuber
                                 --------------------------------------------
                                 Michael D. Zuber, P.E.
                            Its: Principal Consultant
                                 Unconventional Gas Technologies

Pittsburgh, Pennsylvania